EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report of MobileSmith, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2020, as filed with the Securities and Exchange Commission (the "Report"), I,  Jerry Lepore, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2020

/s/ Jerry Lepore
Jerry Lepore
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)